EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statements Nos. 333-139703 and 333-140787 on Form S-8 of St Bernard Software, Inc. (the “Company”) of our report dated March 26, 2010, relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2009 and 2008, included in this Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 26, 2010.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California
March 26, 2010